Exhibit 10.14

PREGIS HOLDING I CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

EMPLOYEE SUBSCRIPTION AGREEMENT

AGREEMENT dated as of January 31, 2006 by and between Pregis Holding I Corporation, a Delaware corporation (the “Corporation”), and                     (the “Subscriber”).

Section 1. Agreement to Sell and Purchase Securities. Subscriber agrees to purchase the number of shares of the common stock, par value $0.01 per share, of the Corporation (“Common Stock”), at a purchase price of $10,000 per share as are set forth on the signature page hereto. The shares of Common Stock subscribed for hereunder are referred to herein as “Shares.”

Section 2. Closing. The delivery of the Shares to the Subscriber shall take place at a closing (the “Closing”) on January 31, 2006 or at such other date as the Corporation and the Subscriber may agree in writing. The Subscriber shall pay for the Shares by check or by such other form of payment acceptable to the Corporation so that at Closing, the Corporation can deliver the Shares against receipt of cleared funds. The time and date at and upon which the Closing occurs is herein called the “Closing Date.”

Section 3. Representations and Warranties of Subscriber. The Subscriber represents, warrants and agrees that:

(a) The Subscriber is acquiring the Shares to be acquired by him hereunder for his own account, for investment and not with a view to the sale or distribution thereof, nor with any present intention of distributing or selling the same. Except as expressly provided in this Agreement, the Subscriber will have no right to Transfer (as defined below) the Shares and must bear the economic risk of the Subscriber’s investment for an indefinite period of time. The Shares have not been registered under the U.S. Securities Act of 1933, as amended, and, therefore, there is not now and there may never be any public market for the Shares. For the purposes of this Agreement, “Transfer” shall mean any sale, transfer, assignment, exchange, grant of a participation in, gift, hypothecation, encumbrance, pledge or other disposition by testamentary bequest, inter vivos transfer or otherwise, whether direct or indirect.

(b) The Subscriber has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Shares and has had full access to such other information concerning the Corporation as he has requested.

(c) The Subscriber understands and acknowledges that (i) he is being issued the Shares as part of his compensation for services to the Corporation and its subsidiaries, and (ii) he would not be issued the Shares if he were not an employee of the Corporation or one of its subsidiaries.

(d) The Subscriber hereby acknowledges the receipt of the prospectus attached hereto as Exhibit B.

(e) The Subscriber hereby acknowledges that the Corporation reserves the right to limit the number of Shares employees may purchase to ensure that the aggregate sales price of Shares sold in the United States under the Plan and any other employee benefit plan with which the Plan is integrated does not exceed US $5,000,000 in any consecutive twelve-month period.

(f) The Subscriber hereby acknowledges that any investment gain attributable to ownership of the Shares will not be taken into consideration for any compensation purpose.

(g) If the Subscriber is a resident of Poland, the Subscriber hereby gives his consent, in accordance with art. 23 section 1 point 1 of the Act on the Protection of Personal Data, dated August 29, 1997, to the use of his personal data by the Corporation to the extent necessary to ensure his participation in the Plan (as defined herein).

Section 4. Transfer Provisions. The Subscriber and Corporation agree that the Subscriber is entitled to certain tag along rights, is or may be subject to certain obligations to Transfer his Shares under certain circumstances (including termination of employment and certain sales by AEA Investors LP or its affiliates (each, an “Investor” and together the “Investor Group”)) and is subject to certain restrictions on his ability to Transfer his Shares, as described in Exhibit A hereto.

Section 5. Choice of Law. The corporate law of the state of Delaware will govern all questions concerning the relative rights of the Corporation and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of new York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

Section 6. Assignment; Binding Effect; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Subscriber (whether by operation of law or otherwise) without the prior written consent of the Corporation. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Each Investor and each of its affiliates is a third party beneficiary under this Agreement. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement (other than as set forth in the preceding sentence), express or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 7. Entire Agreement. This Agreement (which includes Exhibit A) and the Pregis Holding I Corporation Employee Stock Purchase Plan (the “Plan”) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings (oral and written) among the parties with respect thereto.

Section 8. Incorporation of Exhibit. Exhibit A hereto and the Plan are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

Section 9. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or otherwise affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 10. Termination. The provisions of Sections 1, 3, 4 and 5 of Exhibit A shall terminate and shall cease to be binding on the parties hereto upon the initial public offering (“IPO”) of shares of Common Stock registered under the U.S. Securities Act of 1933, as amended, whether by the Corporation or by shareholders, pursuant to a registration statement (other than Form S-8 or any successor thereto) declared effective by the Securities and Exchange Commission.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

PREGIS HOLDING I CORPORATION

By:
Name:
Title:

Address for Notices:

Pregis Corporation
Van Heuven Goedhartlaan 9
1181 LE Amstelveen
The Netherlands
Attn: Calvin Russell

With a copy to:

AEA Investors LP
Park Avenue Tower
65 East 55th Street
New York, New York 10022
Attn: Christine Smith, Esq.

SUBSCRIBER

Name:

Number of Shares:

Subscriber’s Address For Notices:

Subscriber’s Taxpayer I.D. No:

Country of Residence:

U.S. State of Residence (if applicable):

AGREED WITH RESPECT TO
SECTION 4 OF EXHIBIT A:

AEA INVESTORS LP

By:

By:
Name:
Title:

Exhibit A

Transfer Provisions

Section 1. Transfer Restrictions. (a) The Subscriber shall not Transfer all or part of any Shares owned of record by him in violation of the provisions of this Section. Any Transfer in violation of the provisions of this Section shall have no effect and be null and void.

(b) Each of the certificates representing the Shares held by the Subscriber hereto shall be stamped with the following legend:

THE SECURITIES REGISTERED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER APPLICABLE NON-U.S. OR U.S. STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT OR SUCH LAW. THESE SHARES ARE SUBJECT TO CERTAIN LIMITATIONS ON TRANSFER AND TO CERTAIN VOTING AGREEMENTS AND OBLIGATIONS AS ARE SET FORTH IN A SUBSCRIPTION AGREEMENT WITH PREGIS HOLDING I CORPORATION, INCLUDING, BUT NOT LIMITED TO, RESTRICTIONS ON THEIR SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION AND VOTING OBLIGATIONS TO EFFECT CERTAIN TRANSACTIONS. A COPY OF SUCH AGREEMENT IS ON FILE WITH THE SECRETARY OF PREGIS HOLDING I CORPORATION. SUCH TRANSFER RESTRICTIONS AND VOTING OBLIGATIONS SHALL BE BINDING ON FUTURE TRANSFEREES AND HOLDERS.

(c) The Subscriber, by acceptance of the Shares, agrees, prior to any offer to sell, sale or other disposition or Transfer of part or all of the Shares, to give written notice to the Corporation of his intention to effect such sale or other disposition or Transfer. Each such notice shall describe the manner and circumstances of the proposed sale or other disposition or Transfer in sufficient detail. The Corporation will advise the Subscriber within 14 days after submission of such notice, whether he is entitled to so Transfer the Shares. If such holder is entitled to so Transfer, he shall submit the certificate representing the Shares to the Corporation in proper form for Transfer and accompanied by appropriate instruments of Transfer. Such certificate shall also be accompanied by an undertaking in writing by the transferee to be bound by all the terms of this Agreement. Each certificate thus transferred (and each of the stock certificates evidencing any untransferred balance of the Shares evidenced by such certificate) shall bear the restrictive legend set forth in Section 1(b) of this Exhibit A, unless such legend is not required by this Agreement.

(d) Except as permitted by Section 1(e), 3, 4 or 5 of this Exhibit A, the Subscriber shall not, without the consent of the Corporation and Investors, Transfer any Shares owned by him.

(e) Upon compliance with Section 1(c) of this Exhibit A:

(i) The Subscriber may Transfer Shares to: (1) a spouse or any lineal ancestor or descendant and (2) the trustee or trustees of a trust or trusts at any time established for the exclusive benefit of the Subscriber or the spouse or any lineal ancestor or descendant of the Subscriber, provided that each and every trustee who may vote any Shares shall be the Subscriber or a person referred to in this paragraph (e)(i) or a bank or trust company (each a “Permitted Transferee”); provided that (x) any such trust shall have no terms inconsistent with the obligations of the Subscriber under this Agreement, and (y) as a condition of Transfer, any Permitted Transferee shall execute and deliver to the Corporation an agreement in form and substance reasonably satisfactory to the Corporation pursuant to which the Permitted Transferee agrees to be bound by all of the provisions of this Agreement. If any Shares are transferred to a Permitted Transferee, such Permitted Transferee shall take and hold such Shares, and such Shares shall be, subject to this Agreement and to the rights, obligations and restrictions provided herein with respect to the original Subscriber of such Shares as of the date of this Agreement, as if such Permitted Transferee were such original Subscriber.

(ii) Any Transfer of Shares otherwise permitted by this paragraph (e) shall not be made unless in compliance with all applicable laws, including, without limitation, the securities laws of the United States of America and the states thereof.

Section 2. Holdback. Each holder of Shares agrees that, from and after the IPO, to the extent requested by the Corporation or the managing underwriters of any registration of shares of Common Stock pursuant to the Securities Act of 1933, as amended, in writing, he will not directly or indirectly Transfer any Shares in any manner or during any period required by such managing underwriters or the Corporation. Requests under this section need not be uniformly applied to all shareholders.

Section 3. Take Along Rights. If, prior to an IPO, any member of the Investor Group, any affiliate of any member of the Investor Group, or any officer, director, employee, participant, shareholder or member of any member of the Investor Group, or any affiliate thereof (together, the “Investors Parties”) desire to Transfer or exchange directly or indirectly (by merger or otherwise), at least 50%, individually or in the aggregate, of the shares of Common Stock beneficially owned by all Investors Parties in the aggregate (any such transaction being referred to herein as an “Exit Sale”) to any person who is not an affiliate of any of the Investors Parties, an Investor may require, pursuant to a written notice delivered to the Subscriber at least 20 days prior to the closing of the proposed Exit Sale, that the Subscriber sell to the prospective purchaser, concurrently with and on the terms (including price) and subject to the conditions of the Exit Sale, up to that number of Shares owned by the Subscriber as shall equal the product of (x) a fraction, the numerator of which is the number of shares of Common Stock held by the Investors Parties proposed to be transferred in the Exit Sale and the denominator of which is the number of shares of Common Stock owned by all Investors Parties in the aggregate, and (y) the number of Shares owned by the Subscriber. If the Investors Parties propose the Transfer of all or substantially all of the assets or business (whether by merger, sale or otherwise) of the Corporation, then the Investors and the Corporation shall have the right to require the Subscriber to take promptly all action necessary or appropriate (including voting their Shares in favor of such transaction) in order to effect such transaction. The Subscriber covenants and agrees that it shall take such actions as are necessary to consummate the transactions contemplated by this paragraph.

Section 4. Tag Along Rights. If, prior to an IPO, the Investors Parties desire to Transfer (other than Transfer to any other Investors Party or Related Party (as defined below)), directly or indirectly, shares of Common Stock in an Exit Sale, the Investors Parties shall provide the Subscriber with written notice (the “Tag Along Notice”) (which may, but need not be, incorporated into the notice required pursuant to Section 3 of this Exhibit A) setting forth:

(i) the number of shares of Common Stock proposed to be Transferred;

(ii) the identity of the prospective purchaser;

(iii) all material terms and conditions of such proposed transaction; and

(iv) that the party transferring shares of Common Stock (the “Transferring Party”) is offering the Subscriber (the “Non-Transferring Party”) the right to participate in such Transfer on a pro rata basis on the same terms and conditions as are applicable to the Transferring Party.

Within 14 days following the delivery of the Tag Along Notice, the Non-Transferring Party shall, by notice in writing to the Transferring Party, have the opportunity to sell to the prospective purchaser (upon the same terms and conditions as the Transferring Party) up to that number of Shares owned by such Non-Transferring Party as shall equal the product of (x) a fraction, the numerator of which is the number of Shares owned by the Non-Transferring Party as of the date of such proposed sale and the denominator of which is the aggregate number of shares of Common Stock owned as of the date of such Tag Along Notice by Investors Parties, the Non-Transferring Party and any other participating person in the Exit Sale, and (y) the aggregate number of shares of Common Stock proposed to be sold in the Exit Sale. The amount of shares of Common Stock to be sold by the Transferring Party shall be reduced if and to the extent necessary to provide for such sale of Shares by the Non-Transferring Party. If the Non-Transferring

Party does not elect to participate in such sale within the 14 day period referred to above, the Transferring Party shall be entitled to consummate such sale without the participation of the Non-Transferring Party.

For the purposes of this Agreement, “Related Party” with respect to any person shall mean, as of the time of any Transfer, (i) any person or entity that, directly or indirectly, through one or more intermediaries, has voting control of, or is under common voting control with, or is controlled by such person, (ii) any officer, director, employee, participant, stockholder, member, or partner of such person or of any person referred to in the immediately preceding clause (i), and (iii) a trust, corporation, partnership or other entity, whose beneficiaries, shareholders, partners, or owners, or other persons or entities holding a controlling interest in which, consist solely of such person and/or such other persons or entities referred to in the immediately preceding clauses (i) or (ii).

Section 5. Certain Consequences of Termination of Subscriber’s Employment or Subscriber’s Competition with the Corporation. (a) If at any time, (i) the Subscriber shall cease to be employed by the Corporation or any subsidiary thereof as a result of a termination by the Corporation or any subsidiary thereof for Cause, or (ii) the Subscriber shall engage in Competition with the Corporation, the Corporation shall have the right (a “Call Option”) to purchase all of the Shares owned by the Subscriber and his Permitted Transferees at an aggregate price equal to the lower of the (i) price paid by the Subscriber pursuant to this Agreement or (ii) Fair Market Value of such Shares on the date of the Call Notice.

For the purposes of this Agreement, “Termination by the Corporation or any subsidiary thereof for Cause”: means (i) in the case of a Subscriber whose employment with the Corporation or any of its subsidiaries or affiliates is subject to the terms of an employment or similar agreement between such Subscriber and the Corporation or subsidiary or affiliate, which agreement includes a definition of “Cause,” during the term that such employment agreement remains in effect, the definition of such term in such employment agreement; and (ii) in all other cases, termination by the Corporation or any of its subsidiaries or affiliates of the Subscriber’s employment for: (A) misappropriation of any significant monies or significant assets or properties of the Corporation or any of its subsidiaries, (B) commission of a felony or a crime involving moral turpitude, (C) substantial and repeated failure to comply with directions of the Chief Executive Officer of the Corporation or other superior of the Subscriber or the board of directors of the Corporation or any of its subsidiaries or affiliates, (D) gross negligence or willful misconduct, (E) chronic alcoholism or drug addiction together with the Subscriber’s refusal to cooperate with or participate in counseling and/or treatment of same or (F) any willful action or inaction of the Subscriber which, in the reasonable opinion of the Corporation, constitutes dereliction (willful neglect or willful abandonment of assigned duties), or a material breach of any policy or rule of the Corporation or any of its subsidiaries. In the case of a Subscriber who is employed by any of the Corporation’s Italian subsidiaries, “Termination by the Corporation or any Subsidiary thereof for Cause”

also means (i) “giusta causa” or “giustificato motivo soggettivo” as defined by Italian law or (ii) in the case of a Subscriber who is a Dirigente (executive), “giusta causa” or any other subjective reason justifying a termination of the Dirigente’s employment under Italian law.

For the purposes of this Agreement, “Fair Market Value” shall mean the fair market value of the Shares as determined by the Board of Directors of the Corporation in good faith.

For the purposes of this Agreement, “Competition with the Corporation”: means (i) in the case of a Subscriber who is subject to the terms of a noncompetition agreement or similar agreement between such Subscriber and the Corporation or a subsidiary or affiliate thereof, a material breach of such agreement; and (ii) in all other cases, during the term of and for one (1) year following the date of the Subscriber’s termination of employment, directly or indirectly rendering any service to any competitor of the Corporation or its subsidiaries or affiliates.

(b) If at any time the Subscriber shall cease to be employed by the Corporation or any subsidiary thereof other than as a result of a Termination by the Corporation for Cause and if the Subscriber is not engaged in Competition with the Corporation, the Corporation shall have the right, to purchase all of the Shares owned by the Subscriber and his Permitted Transferees for an aggregate amount equal to the Fair Market Value of such Shares on the date of the Call Notice.

(c) If the Corporation desires to exercise a Call Option, it shall give written notice thereof (a “Call Notice”) to the Subscriber and the Permitted Transferees of the Subscriber within 60 days of the occurrence of the event giving rise to such Call Option; such Call Option shall expire if such notice is not given within such period. The Subscriber and the Permitted Transferees of the Subscriber shall deliver to the Corporation certificates representing the Shares, free and clear of all claims, liens, or encumbrances, together with blank stock powers, duly executed with all signature guarantees at a closing at the principal office of the Corporation on the seventh day after the Call Notice has been given to the Subscriber. The proceeds from the purchase of the Shares pursuant to the Call Option shall be paid by check, which shall be delivered to the Subscriber at the closing of such purchase.

(d) The Subscriber acknowledges that the purchase price paid by the Corporation pursuant to the Call Option shall be the sole consideration, compensation or payment due to the Subscriber pursuant to this Agreement upon a termination of the Subscriber’s employment by the Corporation or any subsidiary thereof.